Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

AND RELATED NOTES THERETO

The following unaudited pro forma condensed combined financial statements are based upon the combined historical financial position and results of operations of GPRE and VBV. The unaudited pro forma condensed combined financial statements give effect to the Mergers and the Stock Purchase and the other transactions contemplated thereby.

Basis of Presentation

GPRE will account for the Mergers under the purchase method of accounting for business combinations pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 141.  Under the purchase method of accounting in a business combination effected through an exchange of equity interests, the entity that issues the equity interests is generally the acquiring entity. In some business combinations (commonly referred to as reverse acquisitions), however, the acquired entity issues the equity interests. SFAS No. 141 requires consideration of the facts and circumstances surrounding a business combination that generally involve the relative ownership and control of the entity by each of the parties subsequent to the merger.  Based on a review of these factors the Mergers will be accounted for as a reverse acquisition, i.e. GPRE will be considered the acquired company and VBV will be considered the acquiring company.  As a result, GPRE’s assets and liabilities will be incorporated into VBV’s balance sheet based on the fair values of the net assets acquired which should equal the consideration paid for the acquisition.  Further, the company’s operating results will not include GPRE’s results prior to the date of closing.  The Company’s fiscal year end will change to a fiscal year end of December 31 following the closing.  SFAS No. 141 also requires an allocation of the acquisition consideration to individual assets and liabilities including tangible assets, financial assets, separately recognized intangible assets, and goodwill.  Although VBV will be considered the acquiring entity, the Company intends to retain its name of Green Plains Renewable Energy, Inc.

The unaudited pro forma combined balance sheet of GPRE as of September 30, 2008 combines the balance sheets of GPRE as of August 31, 2008, and VBV as of September 30, 2008, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on September 30, 2008. The adjustments included in the unaudited pro forma condensed combined financial statements represent GPRE’s preliminary determination of the purchase price allocation based upon available information and there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information. The unaudited pro forma combined statements of operations for the year ended March 31, 2008, combines the statements of operations for GPRE for the twelve months ended February 29, 2008, with VBV for the fiscal year ended March 31, 2008, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on April 1, 2007.  The unaudited pro forma combined statements of operations for the three-month period ended September 30, 2008, combines the statements of operations for GPRE for the three months ended August 31, 2008, with VBV for the three months ended September 30, 2008, after giving effect to the pro forma adjustments, and has been prepared as if the Mergers and the Stock Purchase had occurred on July 1, 2008.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the consolidated results of operations of GPRE had the Mergers and the Stock Purchase occurred on the dates indicated above, or that may be realized in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2008

(in thousands)

	GPRE	VBV			Pro Forma at
	August 31, 2008	September 30, 2008	Pro Forma Adjustments		September 30, 2008
Current assets
Cash and cash equivalents	$3,693	$6,439	$60,000	d	$70,132
Trade accounts receivable, net	15,011	2,579	—		17,590
Inventories	61,938	13,412	—		75,350
Derivative financial instruments	5,586	—	—		5,586
Other current assets	4,257	10,763	—		15,020
Total current assets	90,485	33,193	60,000		183,678

Property, plant and equipment, net	191,797	312,477	(16,639)	b	487,635
Deferred income taxes	1,434	—	(1,434)		—
Other assets	12,400	8,075	(3,952)	b	16,523
Total assets	$296,116	$353,745	$37,975		$687,836

Current liabilities
Current maturities of long-term debt	$24,080	$14,537	$—		$38,617
Accounts payable and accrued liabilities	27,629	24,340	—		51,969
Derivative financial instruments	3,010	—	20,681	b	23,691
Total current liabilities	54,719	38,877	20,681		114,277

Long-term debt and other	117,876	169,595	—		287,471
Deferred income taxes	9,674	—	(9,674)	b	—
Total liabilities	182,269	208,472	11,007		401,748

Minority interests	—	37,709	(37,709)	a	—

Stockholders’ equity
Common stock; historically, 25,000,000 shares authorized, 7,821,528 shares issued and outstanding; and pro forma, 50,000,000 shares authorized, 24,691,000 shares issued and outstanding	8	—	3	a	25
			8	c
			6	d
Additional paid-in capital	106,844	—	37,706	a	294,673
			(26,023)	b
			116,152	c
			59,994	d
Retained earnings (accumulated deficit)	7,009	—	(7,009)	b	(8,610)
			(8,610)	c
Accumulated other comprehensive loss	(14)	—	(14)	b	—
Members’ capital	—	107,564	(107,564)	c	—
Total stockholders’ equity	113,847	107,564	64,677		286,088
Total liabilities and stockholders’ equity	$296,116	$353,745	$37,975		$687,836

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED MARCH 31, 2008

(in thousands, except per share amounts)

	GPRE	VBV				Pro Forma
	Twelve Months Ended February 29, 2008	Fiscal Year Ended March 31, 2008		Pro Forma Adjustments		Fiscal Year Ended March 31, 2008

Revenues	$62,046	$—		$—		$62,046
Cost of goods sold	45,143	—		—		45,143
Gross profit	16,903	—		—		16,903
Operating expenses	11,014	5,423		(573)	e
				166	f	16,030
Operating income (loss)	5,889	(5,423)		407		873

Other income (expense):
Interest income	813	1,418		—		2,231
Interest expense, net of amounts capitalized	(2,107)	(3)		—		(2,110)
Net loss on derivative financial instruments	(1,349)	—		—		(1,349)
Other, net	29	8		—		37
Total other income (expense)	(2,614)	1,423		—		(1,191)

Income (loss) before income taxes	3,275	(4,000)		407		(318)

Minority interest	—	(480)		480	g	—

Income tax provision (benefit)	1,258	—		(1,385)	h	(127)
Net income (loss)	$2,017	$(3,520)		$1,312		$(191)

Earnings per share:

Basic	$0.32	$(3,520.11)	$	n/a		$(0.01)

Diluted	$0.32	$(3,520.11)	$	n/a		$(0.01)

Weighted average shares outstanding:

Basic	6,383	1		n/a		24,121

Diluted	6,383	1		n/a		24,121

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2008

(in thousands, except per share amounts)

	GPRE	VBV				Pro Forma
	Fiscal Quarter Ended August 31, 2008	Fiscal Quarter Ended September 30, 2008		Pro Forma Adjustments		Fiscal Quarter Ended September 30, 2008

Revenues	$105,944	$5,278		$—		$111,222
Cost of goods sold	98,110	7,381		—		105,491
Gross profit	7,834	(2,103)		—		5,731
Operating expenses	7,673	2,562		(150)	e	10,127
				42	f
Operating income (loss)	161	(4,665)		108		(4,396)

Other income (expense):
Interest income	25	—		—		25
Interest expense, net of amounts capitalized	(1,746)	(36)				(1,782)
Other, net	103	102		—		205
Total other income (expense)	(1,618)	66		—		(1,552)

Income (loss) before income taxes	(1,457)	(4,599)		108		(5,948)

Minority interest	—	(723)		723	g	—

Income tax provision (benefit)	(575)	—		(1,805)	h	(2,380)
Net income (loss)	$(882)	$(3,876)		$1,190		$(3,568)

Earnings per share:

Basic	$(0.11)	$(3,876.10)	$	n/a		$(0.14)

Diluted	$(0.11)	$(3,876.10)	$	n/a		$(0.14)

Weighted average shares outstanding:

Basic	7,821	1		n/a		24,693

Diluted	7,821	1		n/a		24,693

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements do not give effect to any restructuring cost, potential cost savings, or other operating efficiencies that are expected to result from the Mergers and the Stock Purchase. Also, no effect is given for the subsequent investment of the proceeds from the Stock Purchase.  GPRE intends to utilize the proceeds from the Stock Purchase for general corporate purposes and to finance future acquisitions.  The unaudited pro forma combined financial statements are based on certain assumptions and do not purport to be indicative of the results which would have been achieved if the Mergers and the Stock Purchase had been consummated on the dates indicated or which may be achieved in the future.

GPRE will account for the Mergers under the purchase method of accounting for business combinations, with VBV considered to be the acquiring company. GPRE shareholders as a group will retain their shares of GPRE common stock outstanding, which totals 7,821,528 as of August 31, 2008.  VBV members as a group will receive 10,871,472 shares of GPRE common stock as part of the Mergers (excluding shares subject to options assumed).  In addition, contingent upon the closing of the Mergers, the Bioverda entities will purchase 6,000,000 shares of GPRE common stock to be issued in the Stock Purchase.  Conversely, closing of the Mergers is also contingent upon completion of the Stock Purchase. Options to purchase 267,528 shares of GPRE common stock, issued to convert options to purchase IBE and EGP units, are assumed to be unexercised for the unaudited pro forma financial statements on the date the Mergers are consummated. The total shares issued to VBV, IBE and EGP members are fixed and are not subject to further adjustment.

2. PRO FORMA ADJUSTMENTS

(a)

Reflects the issuance of the 3,373,103 shares of GPRE common stock (excluding shares subject to options assumed) to members of IBE and EGP, other than VBV.  The historical value of these Minority interests of $37,709,000 is eliminated as a result of the Mergers.

(b)

Reflects adjustment to GPRE’s stockholders’ equity to equal the fair market value of the consideration paid of approximately $80,815,000, including transaction costs of $2,600,000, the elimination of GPRE’s retained earnings of $7,009,000, and a corresponding adjustment to the assets and liabilities.  The fair market value of the consideration paid was determined by reference to the terms of the Stock Purchase which also approximated quoted market prices prior to the date the terms of the Mergers were finalized.  The allocation of the purchase price is based on the estimated fair market value of the assets and liabilities involved.  GPRE’s fixed-price commodity purchase and sale contracts are valued at estimated market value based on quoted market prices for the relevant commodities.  Amounts recorded for commodity purchase and sales contracts will be credited to earnings in the periods the contracts mature which are expected to be within twelve months of closing.  Once established as part of the purchase-price allocation, changes in market prices for the commodities will not affect the earnings charges recorded in future periods.  If the transactions are completed GPRE will finalize the purchase price allocation later in the fiscal year.  The following summarizes the consideration paid and the allocation to the identifiable assets and liabilities (in thousands):

GPRE shares outstanding	7,821

Value at $10 per share	$78,215
Transaction costs	2,600
Total subject to allocation	$80,815

Current assets	$90,485
Property, plant and equipment	175,158
Other assets	8,448
Commodity purchase & sales contracts	(20,681)
Other current liabilities	(54,719)
Long-term debt and other	(117,876)
Net assets acquired	$80,815

The allocation of the purchase price to GPRE’s net assets shown above does not include the Stock Purchase. However, inclusion of the additional cash and shares issued would not materially affect the pro forma condensed combined financial statements.

(c)

Reflects the issuance of 7,498,369 shares of GPRE common stock to members of VBV.  The historical value of Members’ capital is reclassified to Common stock, Additional paid-in capital and Retained earnings (accumulated deficit).

(d)

Reflects the receipt of cash for 6,000,000 shares of GPRE common stock at $10 per share pursuant to the Stock Purchase.

(e)

Reflects $573,000 and $150,000 reductions in historical depreciation expense for the twelve-month period ended February 29, 2008 and the three-month period ended August 31, 2008, respectively, resulting from reductions in the recorded value of GPRE’s property, plant and equipment.  The reduction in GPRE’s historical depreciation expense is determined by multiplying historical depreciation expense of $1,868,000 and $1,724,000 for the twelve-month period ended February 29, 2008 and the three-month period ended August 31, 2008, respectively, by the respective percentage reductions in book values of GPRE’s property and equipment. The allocated values and pro forma depreciation expense adjustments by classes of property and equipment are as follows (in thousands):

			Pro forma Depreciation Expense Adjustment
	Allocated Value as of August 31, 2008	Asset Lives (Years)	For the Twelve Months Ended February 29, 2008	For the Three Months Ended August 31, 2008
Construction-in-progress	$1,954	-	$-	$-
Completed not-classified plant	85,284			36
Plant, buildings and improvements	73,182	10 - 40	507	80
Land and improvements	7,418	20*	26	3
Railroad track and equipment	1,244	35	7	1
Machinery and equipment	4,681	5 - 40	-	19
Other	1,395	3 - 7	33	11
Property and equipment, net	$175,158		$573	$150

*  Applies only to land improvements.  Land is not subject to depreciation.

(f)

Reflects additional compensation expense recognized as a result of certain employment agreements with officers. An employment agreement with VBV’s chief executive officer, which is effective with the closing of the merger, would result in the recognition of additional recurring compensation expense of $166,000 per year based on increased base salary, expected bonuses and related tax and benefit costs. Incremental compensation expenses for these recurring amounts have been reflected in the unaudited pro forma statements of operations. In addition, non-recurring expenses of approximately $2,558,000 will be incurred related to a change of control deemed to have occurred under an employment agreement with GPRE’s chief financial officer, resulting in additional noncash compensation expense of approximately $409,000, and one-time bonus, stock and stock option grants to VBV’s chief executive officer of approximately $2,149,000. The change of control provisions trigger an accelerated vesting of our chief financial officer’s stock and stock options grants which, absent a change of control, are being recognized over the relevant service period. The one-time bonus to VBV’s chief executive officer is $200,000, and the value of the stock and stock option grants, which are fully vested at the grant date, are $1,000,000 and $949,000, respectively. The non-recurring incremental expenses are not included in the pro forma statements of operations.

(g)

Reflects elimination of VBV’s minority interests in net income.

(h)

Reflects income tax effects for the combined entity at an assumed 40 percent effective tax rate.

(i)

Pro forma basic and diluted weighted average shares outstanding were determined as follows (in thousands):

	Fiscal Year Ended March 31, 2008	Fiscal Quarter Ended September 30, 2008
VBV weighted average shares outstanding stated on a GPRE share-equivalent basis (1 x 7,498.369315 exchange ratio)	7,498	7,498
GPRE shares issued to IBE and EGP members	3,373	3,373
GPRE shares issued pursuant to Stock Purchase	6,000	6,000
GPRE shares effectively issued to GPRE stockholders	7,250	7,822
Pro forma basic and diluted weighted average shares outstanding	24,121	24,693

All options to purchase shares of GPRE common stock were excluded from the calculation of diluted earnings per share for the fiscal year ended March 31, 2008 and the fiscal quarter ended September 30, 2008 because their impact would be antidilutive.